         Legg Mason BW Global Income Opportunities Fund Inc. (NYSE: BWG)

                           NEW YORK POWER OF ATTORNEY

  KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Robert Frenkel, Thomas
  Mandia, John Redding, George Hoyt, and Mitchell O'Brien, as a true and lawful attorney-in-fact and agent of the undersigned with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned
  (both in the undersigned's individual capacity, as a member of any limited liability company, as a partner of any partnership or as an officer of any corporation for which the undersigned are otherwise authorized to sign), to execute, deliver and file such forms, with all exhibits thereto, as may be required to be filed from time to time with the Securities and Exchange
  Commission with respect to: (i) Sections 13(d) and 16(a) of the Securities
  Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder, as applicable, including without limitation, Schedule
  13D, Schedule 13G, statements on Form 3, Form 4 and Form 5 relating to BWG and
  (ii) in connection with any application for EDGAR access codes, including without limitation the Form ID, related thereto, granting unto said attorneys-in-fact and agents, and each of them, acting separately, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the lawful attorneys-in-fact and agents named herein may act separately.

  Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke, in whole or in part, any Power of Attorney previously executed. This Power of Attorney shall not be revoked by any subsequent Power of Attorney executed in the future, unless such subsequent
  Power of Attorney specifically refers to this Power of Attorney, or specifically states that the instrument is intended to revoke this Power of
  Attorney, all prior general Powers of Attorney or all prior Powers of
  Attorney.

  This Power of Attorney may be revoked by written instrument executed the principal and duly acknowledged. Whenever two or more Powers of Attorney are valid at the same time, the agents appointed on each shall act separately, unless otherwise specified in the documents. Any provision of this Power of
  Attorney held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of the Power of
  Attorney and the effect thereof shall be confined to the provisions so held to the invalid or unenforceable.

  IN WITNESS WHEREOF, I have executed this instrument as of the 10th day of
  March, 2016.

   /s/ Tracy Chen
   -------------------------------------------
      Tracy Chen